UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐   Definitive Additional Materials
☐ Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

TAMBORIL CIGAR COMPANY
(Name of Registrant as Specified in its Charter)

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TAMBORIL CIGAR COMPANY (D/B/A AXION POWER INTERNATIONAL) NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on May __, 2004

Notice is hereby given that the Annual Meeting of the Stockholders of Tamboril Cigar Company (the “Company”) will be held at 10:00 a.m. E.D.T. on Friday, May __, 2004, at our corporate offices located at 100 Caster Avenue, Vaughan, Ontario, Canada, for the following purposes:

1.   To consider and vote on three proposed amendments to our Certificate of Incorporation that will:

a.   Change the Company’s name to Axion Power International, Inc.
b.   Implement a reverse split of our common stock in the effective ratio of one new share for every eight shares presently outstanding; and
c.   Decrease in our authorized capital stock to 50,000,000 shares of Common Stock and 12,500,000 shares of preferred stock

2.   To vote on an amendment to our By-Laws that will authorize the board of directors to fix the number of directors by resolution; require that a majority of the members of the board be independent directors; and provide for the classification of the board into three classes of directors who will serve for staggered terms of office.

3.   To elect seven members to serve on the board of directors;

3.   To ratify the adoption of an Incentive Stock Plan for our employees;

4.   To ratify the adoption of a stock option plan for our independent directors;

5.   To ratify the selection of Michael F. Cronin, CPA as our independent auditor for the year ended December 31, 2004; and

6.   To consider and act upon such other business as may properly be presented to the meeting.

Adjournments or Postponements

Any action on the items of business described above may be considered at the time and on the date specified above or at any other time and date to which the annual meeting may be properly adjourned or postponed.

Stockholder List

A list of stockholders entitled to vote will be available at the meeting and during ordinary business hours for ten days prior to the meeting at our corporate offices, 100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9, for examination by any stockholder for any legally valid purpose related to the meeting.

Admission to the Meeting

Stockholders who owned shares of our common stock at the close of business on March __, 2004, or their authorized representatives, are entitled to attend the meeting. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership as of the record date, such as a recent account statement reflecting your holdings as of March __, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

We encourage you to take an active role in the affairs of your Company by either attending the meeting in person or by executing and returning the enclosed proxy card.

Vaughan, Ontario, Canada     By Order of the Board of Directors,
April __, 2004

                                                                        Thomas Granville, chairman

TAMBORIL CIGAR COMPANY (D/B/A AXION POWER INTERNATIONAL)

PROXY STATEMENT FOR THE
2004 ANNUAL MEETING OF STOCKHOLDERS
MAY __, 2004

Proxy Solicitation and Voting Information

The enclosed proxy is solicited by the Board of Directors of Tamboril Cigar Company, a Delaware corporation, ("Tamboril," the "Company," "we," "our" or "us") for use in voting at the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m. E.D.T. on Friday, May __, 2004, at the principal office of the Company located at 100 Caster Avenue, Vaughan, Ontario, Canada, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card are first being mailed to stockholders on or about April __, 2004.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE WE HAVE ENCLOSED FOR YOUR CONVENIENCE. PLEASE READ THE INSTRUCTIONS ON THE PROXY CARD REGARDING YOUR VOTING OPTIONS.

Who May Vote?

If you were a stockholder on the records of the Company at the close of business on March __, 2004, you may vote at the meeting. On that day, there were 205,642,440 shares of voting common stock outstanding.

If your shares are held through an intermediary such as a broker or a bank, you will not be entitled to vote at the meeting unless you present a proxy signed by the intermediary that entitles you to vote in person. To simplify the voting process, the board of directors asks all stockholders who hold shares through intermediaries to complete the proxy card and vote through the intermediary, even if they intend to attend the meeting in person.

How Many Votes Do I Have?

Each share is entitled to one vote and our Certificate of Incorporation and By-Laws do not provide for cumulative voting. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The board requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

How Will The Board Vote My Proxy?

A properly executed proxy received by the Secretary prior to the meeting, and not revoked, will be voted as directed by the stockholder. If the stockholder provides no specific direction, the shares will be voted FOR the election of the Directors nominated by the board, FOR the proposed name change, FOR the proposed reverse split of our outstanding common stock, FOR the proposed decrease in our authorized capital, FOR the ratification of our incentive stock plan; FOR the ratification of our outside directors stock option plan; and FOR the ratification of the selection of Michael F. Cronin CPA as our independent accountant. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the judgment of the holders of the proxy.

How May I Vote?

Stockholders who hold shares through intermediaries should complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the board.

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How Can I Revoke My Proxy?

If you hold our shares in registered form, you may change your mind and revoke your proxy at any time before it is voted at the meeting by:

•   Sending a written revocation of your proxy to the Secretary of the Company, which must be received by the Company before the Annual Meeting commences;

•   Transmitting a proxy by mail at a later date than your prior proxy, which must be received by the Company before the Annual Meeting commences; or

•   Attending the Annual Meeting and voting in person or by proxy.

If you hold our shares through a broker or other intermediary, you will need to contact your intermediary if you wish to revoke your proxy.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold our shares in a broker, bank or other nominee account, you are a "beneficial owner" of shares that are registered in "street name." In order to vote your shares, you must give voting instructions to the bank, broker or other intermediary that serves as the "nominee holder" of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. If a beneficial owner fails to instruct a broker or other nominee, his shares will not be voted on any matter other than the election of directors. The shares will, however, be voted by brokers and other nominee holders for the election of the directors nominated by the board.

Required Quorum

Our By-Laws specify that the holders of a majority of our outstanding shares entitled to vote will constitute a quorum for purposes of the meeting. Ordinarily, this provision would require the holders of at least 102,821,221 shares of our common stock to be represented at the meeting in person or by proxy. At the present time, the Trust for the Benefit of the Shareholders of Mega-C Power Corporation owns approximately 57% of our common stock and will be represented at the meeting. Therefore the presence of a quorum is assured.

Required Vote

With respect to the various proposals included in this Proxy Statement:

•   The affirmative vote of the holders of a majority of our issued and outstanding common stock is required to approve the amendments to our Certificate of Incorporation;

•   A plurality of the votes cast is required for the election of Directors so that the seven individuals who receive the highest number of votes cast will be elected; and

•   The affirmative vote of a majority of the votes cast is required to approve the proposed amendments to our By-Laws, ratify our incentive stock plan, ratify our outside directors’ stock option plan and ratify the selection of Michael F. Cronin as our independent auditor.

Any vote that is characterized as an abstention is not counted as a vote cast. Broker non-votes that relate to shares held for the benefit of beneficial owners who do not provide voting instructions are not counted as votes cast. Abstentions and broker non-votes are, however, considered as shares present at the meeting for purposes of determining the presence of a quorum.

We are not aware of any business that will be presented for consideration at the meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the meeting, the persons named on the enclosed proxy card will vote on such matters in accordance with their best judgment.

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A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2003 is being furnished to each stockholder with this Proxy Statement.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

We had 205,642,440 shares of common stock outstanding on March 26, 2004. In addition, there were 28,731,462 capital warrants, 17,282,704 investor warrants, and 3,427,397 stock options outstanding, all of which are presently exercisable. The following table contains information on the beneficial ownership of our common stock, warrants and options by (i) each person who is known to be the beneficial owner of at least five percent of our common stock; (ii) all directors and executive officers of our company; and (iii) all directors and executive officers as a group.

	Common	Capital	Investor	Stock	Total Beneficial	Ownership
	Stock	Warrants	Warrants	Options	Ownership	Percentage
Mega-C Shareholders Trust (1)(2)	117,239,736				117,239,736	57.01%
Igor Filipenko (3)(4)(5)	12,853,336	7,000,000	3,733,336		23,586,672	10.90%
Robert Averill (3)(5)	7,786,672		2,666,672	100,000	9,386,672	4.50%
Glenn Patterson (3)(5)(6)	6,805,000		2,400,000	100,000	8,666,672	4.16%
Thomas Granville (3)(5)	5,282,672		1,122,672	100,000	6,293,344	3.04%
John Petersen (7)	521,680	1,865,731		3,027,397	5,414,808	2.57%
Joseph Souccar (3)(5)	3,573,336		53,336	100,000	3,520,000	1.71%
Kirk Tierney (3)(8)	720,000				720,000	0.35%

All directors and officers
as a group (7 persons)	37,542,696	8,865,731	9,976,016	3,427,397	57,588,168	25.27%

(1)   c/o Sally A. Fonner, trustee, 1268 Bayshore Boulevard, Dunedin, Florida 34698. The reported holdings exclude 521,680 shares of common stock and 1,865,731 capital warrants that Ms. Fonner holds personally.
(2)   The trustee will not exercise independent voting authority with respect to the trust shares. Instead she will vote the trust shares in proportion to the votes cast at the meeting by our other stockholders.
(3)   100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9.
(4)   Includes 3,733,336 shares of common stock and 3,733,336 investor warrants held by Turitella Corporation, an affiliate of Dr. Filipenko.
(5)   Excludes shares in the Mega-C Shareholders Trust that may be distributable to our officers and directors.
(6)   Includes 5,000 common shares owned by Mr. Patterson’s wife, and 3,200,000 common shares and 2,400,000 investor warrants held by HAP Investments LLC, a company controlled by Mr. Patterson
(7)   Chateau de Barberêche, Switzerland 1783 Barberêche
(8)   The shares held by Mr. Tierney are subject to partial forfeiture if he resigns his position as president of our Company within the next year.

The shares in the Mega-C Shareholders Trust represent approximately 57% of our voting common stock and would ordinarily give the trustee absolute control over any matters submitted for a stockholder vote. To avoid a situation where a single person will have the authority to make all stockholder decisions, the trust agreement requires the trustee to vote the trust shares proportionally with the votes cast by our other stockholders. While this requirement will allow the trustee to remain a passive investor, it will significantly increase the effective voting control held by our directors and officers. Our directors and officers own 37,542,696 voting common shares, or approximately 42.5% of the total voting power held by stockholders other than the trustee. Therefore, our directors and officers have the voting power to ensure the passage of all proposals described in this Proxy Statement and effectively control all corporate actions until the shares held by the Mega-C Shareholders Trust are distributed to the beneficiaries of the trust.

We intend to file a registration statement for the shares on deposit in the Mega-C Shareholders Trust within 10 days after the distribution of this Proxy Statement. Upon the effective date of such registration statement, the trustee will have all of the regulatory authorization necessary for distribution of the trust shares to the beneficiaries of the trust. Nevertheless, the trustee cannot distribute the trust shares until all pending litigation involving the

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ownership of Mega-C Power Corporation is resolved. Accordingly we can provide no reasonable estimate of when the trust shares will actually be distributed to the beneficiaries of the Mega-C Shareholders Trust.

With the exception of the contemplated future distribution of the shares in the Mega-C Shareholders Trust to the stockholders of Mega-C Power Corporation, there are no agreements, arrangements or understandings that will result in a change in voting control at any time in the foreseeable future.

MANAGEMENT OF OUR COMPANY

The board of directors directs the management of the business and affairs of our Company as provided in our Certificate of Incorporation, our By-Laws and the General Corporation Law of Delaware. Members of the board keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Presiding Director

Our Chairman, Thomas Granville, acts as the presiding director at board meetings. In the event that Mr. Granville is unavailable to serve at a particular meeting, responsibility for the presiding director function will rotate among the chairmen of each of the board committees.

Corporate Governance

Our board believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board is working to adopt and implement many "best practices" in the area of corporate governance, including separate committees for the areas of audit and compensation, careful annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors, and written expectations of management and directors, among other things.

Code of Business Conduct and Ethics

The board has recently adopted a Code of Business Conduct and Ethics, which has been distributed to all directors, officers and employees and will be given to new employees at the time of hire. The Code of Business conduct and Ethics contains a number of provisions that apply principally to our President, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business Conduct and Ethics has been filed as an exhibit to our Annual Report on Form 10-KSB. A copy of our Code of Business Conduct and Ethics can also be found under the "Investor Information" section of our website at www.axionpower.com. We intend to disclose any amendments or waivers of our Code of Business Conduct and Ethics on our website.

Communications with the Board

Stockholders and other parties who are interested in communicating with Mr. Granville or with the non-employee directors as a group may do so by writing to Thomas Granville, c/o Tamboril Cigar Company, 100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9. Mr. Granville will review all correspondence, and forward to the appropriate members of the board copies of all correspondence that, in the opinion of Mr. Granville, deals with the functions of the board or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters should be immediately brought to the attention of our Audit Committee and will be handled in accordance with procedures established by that committee.

Board Committees

The board has recently created an Audit Committee that consists of Messrs. Granville, Patterson and Petersen. All members have a basic understanding of finance and accounting, and are able to read and understand fundamental financial statements. The board has determined a majority of the members of the Audit Committee would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our Company. The board has determined that Mr. Petersen meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission. The Audit Committee has the sole authority to appoint, review and discharge the Company’s independent auditors. The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent certified public accountants, as well as the

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Company’s accounting principles and its system of internal controls, reports the results of their review to the full board and to management and recommends to the full board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB.

The board has recently created a Compensation Committee that consists of Messrs. Granville, Patterson, Souccar and Averill. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees. Subject to approval by the stockholders and supervision by the full board, the Compensation Committee will administer the Company’s 2004 Incentive Stock Plan. The board has determined all members of the Compensation Committee would meet the independence requirements of the Nasdaq Stock Market if such standards applied to the Company.

The board does not have a separate nominating committee, and has determined that it is appropriate for the entire board to serve that function for the time being. With respect to Director nominees, the board will consider nominees recommended by stockholders that are submitted in accordance with our By-Laws. The process for receiving and evaluating director nominations from stockholders is described below.

Director Independence

The board has determined that four of our directors would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our Company. In the judgment of the board, Dr. Filipenko, Mr. Tierney and Mr. Petersen do not meet such independence standards. In reaching its conclusions, the board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the directors, including those discussed under the caption "Certain Relationships and Related Transactions." The board determined that any relationships that exist or existed in the past between the Company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

All members of our Compensation Committee and a two-thirds majority of the members of our Audit Committee are independent directors.

Board Nominations

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to our Corporate Secretary, either by personal delivery or by Untied States mail, postage prepaid. The stockholder’s notice must be received by the Corporate Secretary not later than (a) with respect to an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of the meeting is first given to stockholders. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to the stockholder making the nomination (i) the name and address of the stockholder, (ii) the number of shares held by the stockholder, (iii) a representation that the stockholder is a holder of record of stock of the company, entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and (iv) a description of all arrangements or understandings between the stockholder and each nominee.

No candidates for director nominations were submitted to the board by any stockholder in connection with the meeting. Any stockholder desiring to present a nomination for consideration by the board prior to the 2005 Annual Meeting must do so prior to February __, 2005 in order to provide adequate time to duly consider the nominee and comply with our By-Laws.

Director Compensation

Under recently adopted director compensation policies, only independent directors are compensated for serving as members of our board. In general, each independent director will be entitled to receive:

•   An basic annual retainer of $12,000 for service as a board member;

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A supplemental annual retainer of $3,000 for service as the chairman of the board or the chairman of a committee established by the board;

•   A meeting fee of $750 per day for each approved board or committee meeting attended;

•   A meeting fee of $250 for each approved board or committee meeting attended by telephone; and

•   Reimbursement of the reasonable travel, meals and lodging costs incurred on our behalf.

Subject to stockholder approval, the board has adopted an independent directors stock option plan. The purpose of the plan is to encourage the continued service of our independent directors and to provide them with an additional incentive to assist in the achievement of our growth objectives. Each independent director who is appointed or elected to serve on our board will automatically receive an option to purchase common stock with a fair market value of $20,000 on the date of his appointment or election. The exercise price of all options granted to independent directors will be the fair market value of our common stock on the date of the grant. These options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not voluntarily resigned or been removed for cause. Options granted under the independent directors’ plan are not transferable except by will or by operation of law.

Until we have at least $5 million in stockholders’ equity, the cash compensation payable to our independent directors will be accrued and may only be used to pay the exercise price of options granted under our independent directors stock option plan.

Executive Compensation

The following table summarizes the cash compensation we paid to our executive officers during the last three years. Due to our limited financial resources, our Company did not pay any fixed cash salaries to our officers. We did, however, make limited cash payments for specific services rendered by our officers. We also accrued compensation liabilities for other services provided by our officers. Our executive officers did not receive any long-term compensation, stock options or stock appreciation rights for their services as officers of our Company.

			Total Cash	Total Accrued
Name	Position	Year	Compensation	Compensation
Sally Fonner	CEO	2003	$12,000	$125,500 (1)
John Petersen	CFO	2003	$40,000	$152,500 (2)
Alan Goldberg	President	2002	$17,500
		2001	$20,000

(1)   Represents $12,500 per month in accrued compensation from February 3 to December 31, 2003, reduced by $12,000 in cash payments.

 (2)   Represents $7,500 per month in accrued compensation from February 3 to June 30, 2003; $12,500 per month in accrued compensation from July 1 to December 31, 2003 and $80,000 in legal fees, reduced by $40,000 in cash payments.

    In connection with the Axion transaction, Ms. Fonner and Mr. Petersen each received 1,865,731 capital warrants in settlement of their accrued compensation claims and their respective interests in $206,123 of related party advances from our former principal stockholders.

    We did not have any employee benefits plans at any time during the last three years. No stock options or long-term incentive awards were issued to any officer as compensation for services during the last three years.

Indemnification of Directors and Officers

Our Certificate of Incorporation requires our Company to indemnify our officers and directors against liability for monetary damages for breach or alleged breach of their duties as officers or directors, other than in cases of fraud or other willful misconduct. Our By-Laws provide that we will indemnify our officers and directors to the maximum extent permitted by Delaware law. In addition, our By-Laws provide that we will advance

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expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Our Certificate of Incorporation also provides that our directors will not be liable to our Company or our stockholders for monetary damages arising from a breach of their fiduciary duty as directors unless the damages arise from:

•   A breach of a director’s duty of loyalty to our Company and our stockholders;

•   A breach involving bad faith acts and omissions, intentional misconduct or a knowing violation of law;

•   An unlawful dividend payment or improper redemption of our stock; or

•   A transaction that confers an improper personal benefit on the director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships and Related Transactions

We have entered into a research and development project management agreement with C&T. Under this agreement, we are required to pay all of the direct costs and expenses associated with our research and development activities. These direct charges include but are not limited to the reasonable equipment, material, travel and employee costs actually incurred by C&T in connection with our activities. In addition to the direct costs, we pay C&T a management surcharge equal to 50% of the salaries and bonuses paid to members of the C&T technical staff who are assigned to work on our project. Our aggregate monthly costs under the project management agreement are approximately $200,000 at the date of this report and we expect those costs to increase as we commence beta testing. We believe that the terms of the C&T project management agreement are comparable to, or better than, the terms we could obtain from an unaffiliated party with comparable staff.

In connection with the Axion transaction, C&T purchased 20 million shares of our outstanding common stock from Ms. Fonner and Mr. Petersen for $200,000 and then distributed those shares to its stockholders.

John L. Petersen is a director of our Company and has agreed to serve as our interim chief financial officer pending the recruitment of a suitable successor. Mr. Petersen is also a partner in the law firm of Petersen & Fefer, which serves as our principal corporate counsel. As partial compensation for services rendered as our principal corporate counsel, the law firm of Petersen & Fefer will be entitled to receive cash fees in excess of $90,000 per year. The firm of Petersen & Fefer has also been granted a two-year option to purchase 3,027,397 shares of our common stock at a price of $.125 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of the Forms 3, 4, and 5 submitted to us during the year ended December 31, 2003, we have determined that Ashley Bolt & Co. Ltd, a former principal stockholder, failed to file a Form 4 to report its sale of 4,400,000 shares of our common stock and 33,337 shares of our preferred stock in January 2003. Except as set forth above, we are not aware of any director, officer or beneficial owner of more than 10% of any class of our equity securities that failed to file the forms required by Section 16(a) on a timely basis.

PROPOSAL ONE
AMENDMENTS TO OUR
CERTIFICATE OF INCORPORATION

On December 31, 2003, we acquired all of the voting stock and a substantial majority of the convertible debt of Axion Power Corporation (“Axion”), a Canadian corporation that was engaged in research and development on a nanotechnology enabled hybrid electrochemical storage battery that we refer to as the E 3 Cell. Previously, our Company was inactive for several years and our principal business purpose was to identify a private Company that had an operating business and wanted to be publicly held. In connection with the Axion acquisition, which was

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structured as a reverse takeover, our former board of directors appointed a total of six new directors selected by the former stockholders of Axion. Since February 2004, six of our seven serving directors have been Axion designees.

Because of our Company’s history, our Certificate of Incorporation includes several provisions that may obstruct our current business and financing plans. Accordingly, the board is proposing to amend the problematic provisions so that our Amended Certificate of Incorporation will better facilitate the business and financing plans of our Company. The specific amendments proposed by the board are:

•   Changing our Company’s name to Axion Power International, Inc.

•   Implementing a reverse split of our common stock in the effective ratio of one new share for every eight shares presently outstanding; and

•   Decreasing our authorized capital stock to 50,000,000 shares of Common Stock and 12,500,000 shares of Preferred Stock.

The purpose and effect of each of the proposed amendments to our Certificate of Incorporation are discussed below. The proposed amendments to our Certificate of Incorporation will be filed immediately after the adjournment of the meeting and become effective immediately.

Each of the proposed amendments to our Certificate of Incorporation is an independent matter to be considered and voted upon by the stockholders. In the event that stockholder approval is not obtained for a particular proposed amendment, that amendment will not take effect.

Name Change to Axion Power International, Inc.

The board has adopted a resolution proposing that our Certificate of Incorporation be amended to change our Company’s name to “ Axion Power International, Inc .”

We acquired all of the outstanding shares of Axion Power Corporation, a Canadian federal corporation, on December 31, 2003. Commencing with the acquisition of Axion, we became a developer of storage devices for electrical energy and are no longer carrying on our historical business of importing and selling cigars. We began using the name "Axion Power International" as a trade name in February 2004. Our board believed that the name change would better reflect the new direction of our operations and take advantage of the name recognition of our recently acquired subsidiary. We believe that the continued use of our trade name without modification of our corporate name will create unnecessary confusion among customers and market participants and will dilute the effectiveness of our branding efforts. We also believe that the negative effects of a name change (i.e., the costs to change the corporate logo, corporate signage, etc.) are largely inapplicable in this situation in light of the fact that we have already incurred a majority of these costs in connection with our decision to begin doing business under a trade name. Accordingly, the board believes that the formal corporate name change to be effected pursuant to the proposed amendment is in the best interests of our Company and our stockholders.

One Share for Eight Reverse Stock Split.

We had 205,642,440 shares of common stock outstanding on March 26, 2004. In addition, 49,441,563 shares of common stock were reserved for issuance upon the exercise of our outstanding warrants and options. Since we intend to seek additional capital almost immediately and we want to qualify for a listing on the American Stock Exchange or the Nasdaq Stock Market at the earliest possible date, the board believes a capital restructuring will be essential.

The board believes it will be necessary to affect a reverse split of approximately 1 for 8 to properly position our Company for a subsequent Amex or Nasdaq listing. Since a simple 1 for 8 reverse split would leave our Company with over 300 odd lot stockholders, the board proposes to implement a 1 for 800 reverse split, which will be immediately followed by a 1 for 100 forward split.

The board has adopted a resolution proposing that our Certificate of Incorporation be amended to (i) implement a 1 for 800 reverse split; and (ii) immediately thereafter implement a 100 for 1 forward split. We will not issue scrip or purchase fractional shares for cash in connection with the implementation of the reverse

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split. Instead, all calculations that would result in the issuance of a fractional share will be rounded up to the next whole number. The common stock to be issued and outstanding after the implementation of the reverse split and forward split will be fully paid and non-assessable.

The number of stockholders will remain unchanged and each record holder will own at least one full share after the implementation of the reverse split. Upon completion of the forward split, every record stockholder will own at least one hundred shares of common stock and our Company will have approximately 25,750,000 shares of common stock outstanding.

All of our outstanding warrants and options include provisions for the adjustment of exercise prices and the number of shares issuable upon exercise if the capitalization of our Company is modified. After giving effect to these provisions, there will be 3,951,700 capital warrants, 2,161,000 investor warrants and 428,500 options outstanding and the average exercise price of these stock purchase rights will be approximately $1.05 per share.

The implementation of a reverse split followed by a forward split does not treat all stockholders equally. If we were to implement a simple 1 for 8 reverse split, our Company would have 25,705,305 shares outstanding. However, since we propose to implement a 1 for 800 reverse split followed by a 100 for 1 forward split, our Company will have approximately 25,750,000 shares outstanding. Substantially all of the economic benefit arising from this two-step reverse split procedure will inure to the benefit of stockholders who currently own fewer than 800 shares and would become odd lot stockholders if a simple 1 for 8 reverse split were implemented.

The par value of our common stock will be $.0001 per share following the reverse split and forward split. As a result, the aggregate par value of our outstanding common stock will be decreased, while the aggregate capital in excess of par value attributable to our outstanding common stock for statutory and accounting purposes will be correspondingly increased. The reverse split and the subsequent forward split will not affect our total stockholder equity. All share and per share information will be retroactively adjusted to reflect the reverse split and the subsequent forward split for all periods presented in future filings.

Proposed Decrease in our Authorized Capital

Our authorized capitalization is presently fixed at 400,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. If the stockholders approve the 1 for 8 reverse split described in proposal three, there will be approximately 370,000,000 shares of Common Stock and 100,000,000 authorized shares of Preferred Stock that are both unissued and not reserved for future issuance.

While our Company requires an adequate number of authorized shares to accommodate anticipated growth, the board believes that the current authorized capital is excessive. Accordingly, the board believes that a decrease in the authorized capitalization of the Company is desirable. The proposed decrease in our authorized capital is intended to adjust our authorized capital for the effect of the reverse split; retain the current balance between authorized and issued shares, and limit the board’s ability to issue large numbers of additional shares without first seeking approval from the stockholders

The board has adopted a resolution proposing that our Certificate of Incorporation be amended to reduce our authorized Common Stock from 400,000,000 to 50,000,000 shares and to reduce our authorized Preferred Stock from 100,000,000 to 12,500,000 shares. The relative rights and limitations of our current stockholders would remain unchanged.

If the stockholders approve all of the proposals in this Proxy Statement, we will have approximately 15,800,000 authorized shares of common stock and 12,500,000 authorized shares of preferred stock that are not issued or reserved for future issuance. The board will be authorized to issue those shares without further stockholder action, except as may otherwise be provided by law, our Certificate of Incorporation or the rules of any exchange or other market where we list our shares in the future. Such additional shares may be issued for cash, property or services, or any combination thereof, and at such price as the board deems reasonable under the circumstances. The decrease in authorized shares of Common Stock and Preferred Stock has not been proposed for an anti-takeover-related purpose and the board and management have no knowledge of any current efforts to obtain control of our Company or to effect large accumulations of our voting securities.

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Voting on Proposed Amendments

Each proposal to amend our Certificate of Incorporation must be approved by the holders of at least 50% of our outstanding common stock. If you sign and return your proxy card, the proxies will vote your shares in favor of all proposed amendments unless you provide other instructions. If your shares are held in a brokerage account, you must give your broker specific voting instructions if you want to cast a vote on these proposals. If you fail to deliver specific instructions to your broker, your broker cannot vote your shares on these proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL TWO
AMENDMENT TO OUR
CORPORATE BY-LAWS

Article III, Section 1 of our By-Laws fixes the number of directors at seven, but does not impose any requirements respecting the independence of directors or the overall composition of the board. This section further provides that directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.

The board is recommending a proposed amendment to Article III, Section 1 of our By-Laws that would:

•   Authorize the board to fix the number of directors from time to time by resolution, provided that the total number of directors shall not be fewer than five;

•   Require that a majority of the members of the board be independent directors; and

•   Classify the board into three classes of directors with staggered terms.

If the proposal is approved, Article III, Section 1 of our amended By-Laws would read as follows:

“SECTION 1. Number, Qualifications, Election, and Term of Office . The number of directors of the Corporation may be fixed from time to time by vote of a majority of the entire board of Directors, provided that the total number of directors shall not be less than five (5). All of the directors shall be of legal age and need not be stockholders. A majority of the members of the board of Directors shall be persons who are not employees of the Company or holders of more than 5% of the Company’s voting securities. Effective May __, 2004, directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2005, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2006, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2007, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected.

These changes are intended to increase our Company’s flexibility in determining the size of the board, insure that a majority of the board members are independent from management and increase the commitment of the members of the board by extending the term of each director to three years.

The board believes that this amendment is appropriate in light of our plan to register the shares in the Mega-C Shareholders Trust and distribute those shares to the beneficiaries at the earliest possible date. In the aggregate, the shares held by the Mega-C Shareholders Trust represent approximately 57% of our outstanding common stock and the registration and distribution of those shares will likely leave our Company vulnerable to takeover attempts or other actions that could materially impair the stability of management during a critical period in our Company’s

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development. Therefore, the board believes that the anticipated public distribution of a controlling interest in our Company makes it appropriate to provide a mechanism to preserve some degree of management continuity.

The classification of our board would have an anti-takeover effect because it would make a change in the composition of a majority of the board more difficult. The staggering of terms of directors would have the effect of requiring at least two stockholder meetings, instead of one (as is presently the case) to effect a change in majority control of the board. However, the board believes that the anti-takeover effects of this amendment will not be profound. The corporate laws of certain states generally provide that if a board of directors is classified, directors may be removed only for cause. However, under Delaware law, whether or not a corporation's board of directors is classified, directors may be removed without cause, unless a specific provision is included in the Certificate of Incorporation providing that directors may be removed only for cause. Our Certificate of Incorporation does not contain such a provision. In addition, procedures regarding removal of a director at stockholders meetings (which, in the case of the Company, requires the same vote as is generally necessary to pass any other matter under consideration at a stockholders meeting) are not being changed.

Voting on Proposed Amendment

The proposal to amend our By-Laws must be approved by a majority of the votes cast at the meeting. If you sign and return your proxy card, the proxies will vote your shares in favor of the proposal unless you provide other instructions. If your shares are held in a brokerage account, you must give your broker specific voting instructions if you want to cast a vote on this proposal. If you fail to deliver specific instructions to your broker, your broker cannot vote your shares on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSED AMENDMENT TO OUR BY-LAWS.

PROPOSAL THREE
ELECTION OF DIRECTORS

Seven directors, constituting the entire board of directors of our Company, are to be elected at the meeting. If the stockholders approve the proposed amendment to our By-Laws described above, our Directors will be divided into three classes that will serve for staggered three-year terms as specified in the table set forth below. If the stockholders do not approve the proposed amendment to our By-Laws, Directors will be elected to serve for one-year terms that will end on the date of our next annual meeting. All of the nominees are currently members of our board. If a nominee becomes unable to serve, the proxies will vote for a board-designated substitute. The board has no reason to believe that any nominee will be unable to serve.

Set forth below is certain information concerning the nominees for election as directors:

Name	Age	Position in our Company	Proposed Term Expiration
Kirk Tierney	50	President and Director	2005 annual meeting
John L. Petersen	52	Chief Financial Officer and Director	2005 annual meeting
Thomas Granville	59	Chairman of Board	2005 annual meeting
Glenn Patterson	50	Director	2006 annual meeting
Joseph Souccar	70	Director	2006 annual meeting
Robert G. Averill	63	Director	2007 annual meeting
Dr. Igor Filipenko	40	Director	2007 annual meeting

Certain biographical information furnished by our officers and the director nominees is presented below.

T. Kirk Tierney was selected by Axion to serve as our president and as a member of our board on December 31, 2003. Mr. Tierney also serves as the chief operating officer of Axion, a position he has held since October 2003, and as operations manager of Mega-C, a position he has held since June 2003. Previously, he was employed for 10 years as the general manager of Spark Innovations82, an award-winning engineering design and venture management firm based in Toronto. In that capacity, Mr. Tierney participated in the development of new products and ventures for clients that ranged from Fortune 500 companies to raw start-ups. Previously Mr. Tierney served as Vice President of Technology for Northern Technologies and Vice President of Research and Development for Lanpar Technologies. Over the course of his career, Mr. Tierney has founded and managed diverse technical

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operations including digital electronics and software development groups, application support and technical sales groups, technical training schools, scientific-computing groups, and network application groups.

John L. Petersen has served as our chief financial officer and as a member of our board since February 3, 2003. While he has agreed to continue as a director of our Company and as our interim chief financial officer pending the recruitment of a suitable successor, Mr. Petersen is not a full-time employee of our Company and is not required to devote any specific amount of time to our business. Mr. Petersen has been principally engaged in the practice of law for 22 years and has lived in Switzerland since January 1998. He is a member of the Texas Bar Association and practices in the fields of securities and corporate law where he focuses on the needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barberêche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner in Houston, Texas and Barberêche, Switzerland. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

Thomas Granville is an independent director who was appointed to our board on February 2, 2004. For the last 17 years, Mr. Granville has served as the president of Gallagher Elevator Company, a New York company that specializes in the installation and maintenance of elevators, escalators, moving walkways and other building transportation products. Mr. Granville was certified by the International Union of Elevator Constructors in 1969 and served for 10 years as the president of National Elevator Industry Inc., a trade association that represents elevator manufacturers and contractors. Mr. Granville also serves as the general partner of a number of real estate partnerships that own multi-family housing and commercial real estate. Mr. Granville previously served as the managing partner of a cable television company that was sold to Com Cast. Mr. Granville is a 1967 graduate of Canisus College (BA-Business Administration).

Glenn Patterson is an independent director who was appointed to our board on February 2, 2004. Mr. Patterson also serves as the president of Oregon Electric Group, an industrial and commercial electrical and technology services contractor based in Portland, Oregon. During Mr. Patterson’s tenure as president, Oregon Electric has grown from $16 million in sales in 1994 to $127 million in sales in 2000. In November 2001, Oregon Electric was sold to Montana-Dakota Resources, a major electrical power generating and distribution company with operations in 40 states. Mr. Patterson graduated summa cum laude from Willamette University (BS-Economics) in 1975.

Joseph Souccar is an independent director who was appointed to our board on February 2, 2004. Mr. Souccar has been retired since 1988, but he has been employed part-time since 1992 as a partner in Cruising France LLC, a company involved in the luxury cruise business. From 1973 through 1988, Mr. Souccar served as the chief executive officer and chairman of CB Pak Ltd., a Canadian company that he took public in 1975. From 1980 through 1985, Mr. Souccar also served as the chief executive officer and chairman of Diamond-Bathurst Inc. a glass recycling concern that he took public in 1982 and sold to Anchor Glass in 1985. Previously, Mr. Souccar served as the president of Atlas Steels International and Atlas Steels Australia, and was employed as a Management Consultant for Touche Ross & Co. Over the course of his career, Mr. Souccar has been responsible for negotiating and managing merger and acquisition transaction with a total value of over $1 billion. Mr. Souccar is a 1954 graduate of the University of Leeds (BS-Electrical Engineering) and a 1959 graduate of the University of Western Ontario (MBA).

Dr. Igor Filipenko was appointed to our board on February 2, 2004. Dr. Filipenko serves as the president of C and T Co. Incorporated, a position he has held since 1997 when he co-founded the company. C&T is the original developer of the E 3 Cell technology and is principally responsible for our ongoing research, development and product testing functions. In addition to his duties as president of C&T, Dr. Filipenko is actively involved in a number of other businesses, including VIK and VIK Systems, a pair of Ukrainian companies that are involved in refractory products manufacturing, export of metal production, and import of magnesite powder; Oledo Associated S.A., VIK Oil and Vostok Energiya, a group of Ukrainian companies that are engaged in petroleum refining and the import-export, wholesale and retail trading of petroleum products; and Laser Plus, an ophthalmologic clinic located in Donetsk, Ukraine. Dr. Filipenko is a 1986 graduate of Donetsk Medical University, Ukraine.

Robert G. Averill is an independent director who was appointed to our board on February 2, 2004. Mr. Averill is principally involved in personal investments. He serves as a director of Implex Corp., a New Jersey

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based developer and manufacturer of orthopedic implant devices that he co-founded in 1991 and was recently sold to Zimmer Holdings, Inc. From 1978 to 1991 Mr. Averill held a variety of executive positions with Osteonics Corp., a developer and manufacturer of orthopedic devices that he co-founded in 1978 and ultimately sold to Stryker Corporation. From 1971 to 1977, Mr. Averill served as a director and held a variety of executive positions with Meditech Inc., a company that developed, manufactured and marketed orthopedic implant devices that he co-founded in 1971 and was sold to 3M Corporation in 1975. Mr. Averill holds 28 patents on a variety of orthopedic medical devices and materials and he is the co-author of several publications in the field of orthopedics. Mr. Averill graduated from the Newark College of Engineering (BS-mechanical engineering) in 1962 and subsequently returned to earn a second degree from the Newark College of Engineering in 1966 (MS-engineering management).

Voting on Director Nominees

A plurality of the votes cast is required for the election of directors and the seven individuals who receive the highest number of votes cast will be elected. If you sign and return your proxy card, the individuals named as proxies on the card will vote your shares for the election of the seven nominees named above unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If your shares are held in a brokerage account, your broker will vote your shares for the election of all seven nominees unless you provide specific instructions to the contrary.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES.

PROPOSAL FOUR
RATIFICATION OF INCENTIVE STOCK PLAN

On January 8, 2004, the board adopted an Incentive Stock Plan for our employees and proposed the plan for the approval of our stockholders at the meeting. Under the terms of the plan, we will be authorized to grant incentive awards for up to 16,000,000 shares of common stock. If the stockholder approve the 1 for 8 reverse split described in Proposal Three, the number of shares subject to the plan will be reduced to 2,000,000.

The plan authorizes a variety of incentive awards including incentive stock options, non-qualified stock options, shares of restricted stock, shares of phantom stock and stock bonuses. In addition, the plan authorizes the payment of cash bonuses when a participant is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus. No incentive awards are outstanding at the date of this Proxy Statement

The plan provides for the grant of incentive awards to full-time employees of our Company who are not eligible to receive awards under the terms of their employment contract or another specialty plan. The plan also provides for the grant of incentive awards to directors who are not eligible to participate in our independent directors stock option plan, independent agents, consultants and advisors who have contributed to our success.

The plan provides for the grant of (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock and (v) stock bonuses (collectively, “Incentive Awards’). In addition, the plan permits the grant of cash bonuses payable when a participant is required to recognize income for federal income tax purposes in connection with the vesting of shares of restricted stock or the grant of a stock bonus.

The Compensation Committee, or another committee established by the board (the “Committee”), will administer the plan. The Committee will consist of two or more members and Committee membership will be limited to persons who qualify as a “disinterested person” within the meaning of Rule 16b-3(c)(2)(i) promulgated under Section 16 of the Securities Exchange Act of 1934. The Committee will determine which employees receive incentive awards, the type of incentive awards and bonuses granted and the number of shares subject to each incentive awards. The plan does not prescribe any specific factors to be considered by the Committee in determining who is to receive incentive awards and the amount of such awards.

Subject to the terms of the plan, the Committee will also determine the prices, expiration dates and other material features of the incentive awards granted under the plan. The Committee may, in its absolute discretion, (i) accelerate the date on which an option granted under the plan becomes exercisable, (ii) accelerate the date on which a share of restricted stock or phantom stock vests and waive any conditions imposed by the Committee on

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the vesting of a share of restricted stock and (iii) grant incentive awards to a participant on the condition that the participant surrender for cancellation such other incentive awards (including, without limitation, incentive awards with higher exercise prices) as the Committee specifies.

The Committee will have the authority to interpret and construe any provision of the plan and to adopt such administrative rules and regulations as it deems necessary. All decisions and determinations of the Committee are final and binding on all parties. The Company will indemnify each member of the Committee against any cost, expenses or liability arising out of any action, omission or determination relating to the plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interest of the Company.

The board may at any time amend the plan in any respect; provided, that without the approval of the Company’s stockholders, no amendment may (i) increase the number of shares of common stock that may be issued under the plan, (ii) materially increase the benefits accruing to individuals holding incentive awards, or (iii) materially modify the requirements as to eligibility for participation in the plan. A summary of the most significant features of the incentive awards follows.

Non-Qualified and Incentive Stock Options . The exercise price of each incentive stock option (“ISO”) granted under the plan is the fair market value (as defined) of a share of common stock on the date on which such ISO is granted. The exercise price of each non-qualified stock option (“NQO”) granted under the plan will be determined by the Committee. NQOs and ISOs are referred to herein as ‘Options.” Except in certain limited cases regarding grants of ISOs, each ISO and NQO is exercisable for a period not to exceed ten years. For each Option, the Committee will establish (i) the term of each Option and (ii) the time or period of time in which the Option will vest. The exercise price shall be paid in cash or, subject to the approval of the Committee, in shares of common stock valued at their fair market value on the date of exercise.

Except in the event of the death or disability (as defined) of an optionee or the termination of the employment of an optionee for cause (as defined), Options are exercisable only while an optionee is employed by the Company or within one month after such employment has terminated to the extent that such Options were exercisable on the last day of employment. In the event of the death or disability of an optionee, Options are exercisable within one year after such death or disability to the extent that such Options were exercisable on the last day of employment. In the event of the termination of the employment of an optionee for cause, all Options held by such optionee terminate immediately. Options are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

Upon a change in control of the Company (a “Change in Control”), all Options become immediately exercisable. The plan defines Change in Control to mean (i) a “change in control” as that term is defined in the federal securities laws, (ii) the acquisition by any person, after the effective date of the plan, of 20% or more of the shares of voting securities of the Company, (iii) certain changes in the composition of the board as a result of a contested election for positions on the board or (iv) any other event which the Committee determines to constitute a change in control of the Company.

Restricted Stock. A grant of shares of restricted stock typically involves the issuance of common stock as of particular date (the “Issue Date”). While the participant will enjoy the full benefits of stock ownership as of the Issue Date, he will not be able to transfer the restricted shares until a predetermined vesting date (the “Vesting Date”) when full title to the shares will vest in the participant. If the participant’s employment with the Company is terminated between the Issue Date and the Vesting Date, the restricted shares are typically returned to the Company for cancellation. The Committee may, at the time shares of restricted stock are granted, impose additional conditions to the vesting of the shares, such as, for example, the achievement of specified performance goals. Vesting of some portion, or all, of the shares of restricted stock may occur upon the termination of the employment of a participant other than for cause, prior to the Vesting Date. If vesting does not occur, shares of restricted stock are forfeited. Upon the occurrence of a Change in Control, all shares of restricted stock which have not vested or been forfeited will vest automatically.

Phantom Stock. A share of phantom stock represents the right to receive the economic equivalent of a grant of restricted stock. Shares of phantom stock are subject to the same vesting requirements as are shares of restricted stock. Upon vesting of a share of phantom stock, the holder is entitled to receive cash in an amount equal to the sum of (i) the fair market value of a share of common stock as determined on the vesting date and (ii) the aggregate

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amount of cash dividends paid in respect of a share of common stock during the period commencing on the date of grant, and ending on the vesting date. The value of a share of phantom stock (whether or not vested) is paid immediately upon the occurrence of a Change in Control of the Company. The Committee may not grant any cash bonus in connection with the grant of shares of phantom stock.

Stock and Cash Bonuses. Bonuses payable in stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines. The grant of a cash bonus shall not reduce the number of shares of common stock with respect to which Options, shares of restricted stock, shares of phantom stock or stock bonuses may be granted pursuant to the plan.

If any outstanding incentive award expires, terminates or is canceled for any reason, the shares of common stock subject to the unexercised portion of such incentive award will again be available for grants under the plan. Shares of common stock issued as a stock bonus or on the exercise of options or on the vesting of a grant of restricted stock are not available for future issuance under the plan.

The plan provides for an adjustment in the number of shares of common stock available to be issued under the plan, the number of shares subject to incentive awards, and the terms of the incentive awards upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The plan also provides for the termination of incentive awards upon the occurrence of certain corporate events.

The plan provides that participants may elect to satisfy certain federal income tax withholding requirements by remitting cash to the Company. In addition, the plan provides that, at the election of a participant, an unrelated broker-dealer acting on behalf of the participant may exercise Options granted to the participant and immediately sell the shares acquired on account of the exercise to raise funds to pay the exercise price of the Option and the amount of any withholding tax which may be due on account of the exercise.

Voting on Ratification of Incentive Stock Plan

The proposal to ratify our Incentive Stock Plan must be approved by a majority of the votes cast at the meeting. If you sign and return your proxy card, the proxies will vote your shares in favor of the proposal unless you provide other instructions. If your shares are held in a brokerage account, you must give your broker specific voting instructions if you want to cast a vote on this proposal. If you fail to deliver specific instructions to your broker, your broker cannot vote your shares on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY OUR INCENTIVE STOCK PLAN.

PROPOSAL FIVE
RATIFICATION OF DIRECTORS’ STOCK OPTION PLAN

On February 2, 2004, the board adopted an Outside Directors’ Stock Option Plan (the “Directors’ Plan”) and proposed the Directors’ Plan for the approval of our stockholders. Under the terms of the Directors’ Plan, we will be authorized to grant options for up to 2,000,000 shares of common stock to our independent directors. If the stockholder approve the 1 for 8 reverse split described in Proposal Three, the number of shares subject to the Directors’ Plan will be automatically reduced to 250,000.

Each independent director who is appointed or elected to serve on our board will automatically receive an option to purchase common stock with a fair market value of $20,000 on the date of his appointment or election. The purpose of the Directors Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist the Company in achieving its growth objectives. Options may be exercised over a five-year period with the initial right to exercise, starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the board prior thereto. After one year from the date of the grant, options outstanding under the proposed Director’ Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the proposed Directors’ Plan are not transferable except by will or by operation of law.

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Subject to stockholder approval of the Directors’ Plan, we have previously granted each independent director an option to purchase common stock with a fair market value of $20,000. If the stockholders ratify our Directors’ Plan, each independent director who is elected to the board at the meeting will receive a second option to purchase common stock with a fair market value of $20,000 on the date of the meeting.

Voting on Ratification of Directors’ Stock Option Plan

The proposal to ratify our Directors’ Stock Option Plan must be approved by a majority of the votes cast at the meeting. If you sign and return your proxy card, the proxies will vote your shares in favor of the proposal unless you provide other instructions. If your shares are held in a brokerage account, you must give your broker specific voting instructions if you want to cast a vote on this proposal. If you fail to deliver specific instructions to your broker, your broker cannot vote your shares on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY OUR DIRECTORS’ STOCK OPTION PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Granville, Patterson and Petersen, none of whom are employees of the Company.

The board has determined that Messrs. Granville and Patterson would meet the independence requirements of the Nasdaq Stock Market if such listing standards applied to our Company. Since Mr. Petersen’s firm serves as general corporate counsel to our Company and receives substantial fees for work performed in that capacity, he does not satisfy the referenced independence requirements.

Management is responsible for the Company’s internal controls and the financial reporting process. Our independent certified public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Michael F. Cronin, our independent certified public accountant for the year ended December 31, 2003. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent certified public accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent certified public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent certified public accountants that firm’s independence. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining their independence as our independent certified public accountants.

Based upon the Audit Committee’s discussion with management and the independent certified public accountants and the Audit Committee’s review of the representation of management and the report of the independent certified public accountants to the Audit Committee, the Audit Committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

THOMAS GRANVILLE
GLENN PATTERSON
JOHN PETERSEN
The Members of the Audit Committee
of the Board of Directors

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Audit Committee Pre-Approval Policy

Our independent auditor will provide audit, review and attest services only at the direction of, and pursuant to engagement fees and terms approved by, the Audit Committee. Such engagement will be pursuant to a written proposal, submitted to the Audit Committee for review and discussion. If acceptable, the Audit Committee will engage the independent auditor pursuant to a written retention agreement, duly approved by the Audit Committee. As proscribed by Section 10A(g) of the Securities Exchange Act of 1934, certain non-audit services may not be provided by our independent auditor, including bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resource functions; broker or dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

With respect to permissible non-audit services, including tax services, our Chief Financial Officer or Principal Accounting Officer will submit a request to the Audit Committee to retain our auditor to perform non-audit services when management believes it is in the best interest of our Company to do so. The requesting officer will submit specific reasons supporting this determination. In such event, the requesting officer shall submit a written proposal from the independent accountant for the non-audit services, which shall be specific as to the scope of the services to be provided, and the compensation structure. The Audit Committee will review the proposed retention for compliance with three basic principles, violations of which would impair the auditor’s independence: (1) an auditor cannot function in the role of management, (2) an auditor cannot audit his or her own work, and (3) an auditor cannot serve in an advocacy role for our Company. If the Audit Committee determines that the proposed retention does not and will not violate these principles, it may authorize, in writing, the retention of the auditor for the agreed scope of non-audit services and compensation structure.

Independent Auditors’ Fees

The following table summarizes the aggregate fees for services performed by the independent certified public accountants for Tamboril Cigar Company for the years ended December 31, 2002 and 2003.

Fee Category	2003 Fees	2002 Fees
Audit Fees	$1,500	$1,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Selection of Independent Certified Public Accountants

The Audit Committee has selected Michael F. Cronin, CPA as our independent certified public accountant for the year ending December 31, 2004. Mr. Cronin has served as our independent certified public accountant since February 2004 and has no relationship with our Company other than that arising from his engagement as an independent certified public accountant. Mr. Cronin is expected to be present at the meeting and will have an opportunity to make a statement if he desires to do so. Mr. Cronin will also be available to respond to appropriate questions from stockholders.

PROPOSAL SIX
RATIFICATION OF INDEPENDENT AUDITORS

The board, upon the recommendation of the Audit Committee, has selected Michael F. Cronin, CPA, as independent auditor of the Company for the year ending December 31, 2004. Mr. Cronin was originally appointed to act as our independent auditor in February 2004, when our prior auditor advised that they had not registered with the Public Company Accounting Oversight Board. Mr. Cronin is knowledgeable about our operations and accounting practices and the board believes he is well qualified to act in the capacity of independent auditor. If the stockholders do not ratify the selection of Michael F. Cronin, CPA, the board will reconsider the appointment of independent auditors.

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Voting on Ratification of Independent Auditor

The proposal to ratify the selection of Michael F. Cronin as our independent auditor must be approved by a majority of the votes cast at the meeting. If you sign and return your proxy card, the proxies will vote your shares in favor of the proposal unless you provide other instructions. If your shares are held in a brokerage account, your broker will vote your shares to ratify the proposal unless you provide specific instructions to the contrary.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF MR. CRONIN AS OUR INDEPENDENT AUDITOR.

SOLICITATION OF PROXIES

The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2005 Annual Meeting of Stockholders and to be included in the Company’s proxy statement and form of proxy must be received at the Company’s executive offices, 100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9, no later than the close of business on February __, 2005. Proposals should be sent to the attention of the Secretary. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date in accordance with the proxy rules adopted under the Securities Exchange Act of 1934.

GENERAL

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

Vaughan, Ontario, Canada     By Order of the Board of Directors,
April __, 2004

                            Thomas Granville, chairman

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PROXY     TAMBORIL CIGAR COMPANY                                                                                              PROXY
This Proxy is Solicited by the Board of Tamboril Cigar Company for the

2004 Annual Meeting of Stockholders to be held on May __, 2004

The undersigned hereby appoints Sherry Bates and Peter Roston, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all shares of the $.0001 par value Common Stock (the "Common Stock"), of Tamboril Cigar Company which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on Friday, May __, 2004, commencing at 10:00 a.m., E.D.T., at 100 Caster Avenue, Vaughan, Ontario, Canada, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR "FOR" THE PROPOSALS IF NO DIRECTION IS INDICATED.

AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION.

To increase change the Company’s name to Axion Power International, Inc.	☐ FOR	☐ AGAINST	☐ ABSTAIN

To implement a reverse split of all of the Company’s outstanding common stock in the ratio of one (1) new share for each 800 shares presently outstanding and immediately implement a 100 for 1 forward split.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

To decrease the Company’s authorized capital to 50,000,000 shares of Common Stock and 12,500,000 shares of preferred stock.	☐ FOR	☐ AGAINST	☐ ABSTAIN

AMENDMENT TO OUR BY-LAWS.

To amend Article III – Section 1 of our By-Laws to authorize the board to fix the number of directors, require a majority of independent directors and segregate the board into three classes that will be sequentially elected to serve three-year terms.
☐ FOR	☐ AGAINST	☐ ABSTAIN

ELECTION OF DIRECTORS:

Robert Averill	☐ FOR	☐ WITHHOLD	Thomas Granville	☐ FOR	☐ WITHHOLD

Dr. Igor Filipenko	☐ FOR	☐ WITHHOLD	Glenn Patterson	☐ FOR	☐ WITHHOLD

Joseph Souccar	☐ FOR	☐ WITHHOLD	Kirk Tierney	☐ FOR	☐ WITHHOLD

John Petersen	☐ FOR	☐ WITHHOLD

EQUITY COMPENSATION PLANS

To ratify the Incentive Stock Plan for employees	☐ FOR	☐ AGAINST	☐ ABSTAIN

To ratify the Outside Directors’ Stock Option Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

RATIFICATION OF INDEPENDENT AUDITOR

To ratify the selection of Michael F. Cronin, as independent auditor for the year ending December 31, 2004:	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE DIRECTOR NOMINEE AND FOR ALL PROPOSALS.

The undersigned hereby revokes any Proxy previously given in respect of the Annual Meeting.

Dated: _____________________, 2004

                                      Signature of Stockholder(s)
                               Note:   Signature should agree with the name on stock
                                                                                                          certificate as printed thereon. Executors, administrators
                                                                                                           and other fiduciaries should so indicate when signing.

☐ I Plan to personally attend the Special Meeting of the Stockholders
PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
THANK YOU.